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                                                                    EXHIBIT 10.8

                            PARTICIPATION AGREEMENT

          THIS PARTICIPATION AGREEMENT (the "Agreement") is hereby made as of the 23rd day of October, 1997, by and between Credit Depot Corporation (the "Mortgage Originator"), with an address of 700 Wachovia Center, Gainesville, GA, 30501 and PINNACLE MORTGAGE ACCEPTANCE CORPORATION (the "Participant"), with an address of 9333 North 90th Street, Suite 200, Scottsdale, Arizona 85258.

                                   WITNESSETH

          The Mortgage Originator is the holder from time to time of various mortgage loans evidenced by notes and secured by conventional, FHA-insured or VA-guaranteed first or second mortgages, as the case may be, on improved one- to four-family residential real properties (the "Mortgage Loans"). The Mortgage Loans will be eligible for purchase in the secondary market by FNMA or FHLMC or other investors, or are eligible to serve as collateral for mortgage backed securities issued by GNMA. The Mortgage Originator desires to sell a senior participation interest (each a "Participation") in each of one or more pools (the "Mortgage Pools") containing certain of the Mortgage Loans from time to time to the Participant, and the Participant is willing to purchase such Participations under the terms and conditions hereof.

          NOW, THEREFORE, in consideration of the premises and the mutual promises herein contained, it is agreed:

          1. Purchase of Participations. The Participant agrees to purchase from time to time from the Mortgage Originator, but only in accordance with the terms and conditions hereof, one or more loan participation certificates (the "Participation Certificates"), substantially in the form of Exhibit B hereto, each of which represents the Participant's Participation in a Mortgage Pool created by the Mortgage Originator. The principal balance of each Participation (the "Participation Principal Balance") shall be set out in the related Participation Certificate and may be increased or decreased from time to time as Mortgage Loans are added to or removed from the related Mortgage Pool or transferred between Mortgage Pools and as any portion of the principal collections with respect to the Mortgage Loans are paid to the Participant. The principal terms relating to the purchase of each Participation, including but not limited to the maximum participation percentage, the purchase price and the interest rate on the Participation Principal Balance may be set out in the terms addendum attached hereto as Exhibit B, as the same may be amended from time to time (the "Terms Addendum"). Each Participation shall bear interest on the related Participation Principal Balance at the rate specified as the "Interest Rate" on the Terms Addendum; provided, however, that from the date on which any Event of Default (defined below) shall be deemed to have occurred until the date on which the Participation is paid in full, the Participation shall bear interest at the Default Rate set forth on the Terms Addendum. The aggregate outstanding principal balance of all Participations on any day shall not exceed the amount specified as the "Maximum Participation Amount" on the Terms Addendum.





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         2.       The Mortgage Pools. The Mortgage Loans in a given Mortgage
Pool from time to time shall be listed on Schedule I to the related Participation Certificate (the "Mortgage Loan Schedule"). The Mortgage Originator shall be responsible for delivering a new Mortgage Loan Schedule upon each addition to or withdrawal from each Mortgage Pool. Mortgage Loans may be added to or withdrawn from any Mortgage Pool as described below:

                  (a) From time to time prior to the termination of this Agreement, the Mortgage Originator may add one or more Mortgage Loans to a Mortgage Pool by delivering a mortgage pool addition certificate, substantially in the form of Exhibit C hereto (each, a"Mortgage Pool Addition Certificate"), to the Participant for acknowledgment. If no Event of Default exists or no event that with the passage of time would become an Eventof Default, the Participant, in its sole discretion, may accept the related Mortgage Loans by executing the acknowledgment on the related Mortgage Pool Addition Certificate. Ifthere is more than one Participation outstanding at any time, the Participant shall informthe Mortgage Originator as to which Mortgage Pool the addition of a Mortgage Loanshould be made. Upon the acceptance of a Mortgage Loan for inclusion in a MortgagePool in accordance with this Paragraph 2, the Participation Principal Balance for the related Participation shall be increased by the amount specified in the related Mortgage Pool Addition Certificate and the Participant shall pay the Mortgage Originator or, on behalf of the Mortgage Originator, a settlement agent, in the Participant's sole discretion,an amount equal to such increase.

                  (b) From time to time prior to the termination of this Agreement, the Mortgage Originator may request removal of any of the Mortgage Loans from a Mortgage Pool by (i) delivering a mortgage pool withdrawal certificate, substantially in the form of Exhibit D hereto (each, a "Mortgage Pool Withdrawal Certificate"), to the Participant for acknowledgment and (ii) tendering to the Participant the related "Withdrawal Amount" for each such Mortgage Loan (as such term is defined in the Mortgage Pool Withdrawal Certificate). The Mortgage Pool Withdrawal Certificate shall specify that a Mortgage Loan is being removed for one of the following reasons: (A) the Mortgage Loan has been paid in full; (B) the Mortgage Loan is being sold to a takeout investor; (C) the Mortgage Loan has been in the Mortgage Pool for more than 90 days; (D) a representation or warranty contained in Paragraph 9 of this Agreement has been breached; (E) the Mortgage Loan has become more than 30 days delinquent; or (F) foreclosure proceedings are being started with respect to the Mortgage Loan. If the Participant permits such withdrawal, upon receipt of the Withdrawal Amount, (1) the Participant shall return to the Mortgage Originator (or such other party as the Mortgage Originator may direct) the related note, mortgage and assignment of mortgage, to the extent such documents were delivered to the Participant and have not previously been returned to the Mortgage Originator, and (R) the Participation Principal Balance for the related Participation shall be reduced by an amount equal to the Withdrawal Amount.



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                  (c)      From time to time the Participant in its sole
         discretion may require the Mortgage Originator to transfer any Mortgage Loan from one Mortgage Pool to another Mortgage Pool.

         3. Restrictions on Transfer by Mortgage Originator. The Mortgage Originator shall not sell, transfer or assign its retained interest in the Mortgage Loans or any Mortgage Pool without the prior written consent of the Participant.

         4. Required Withdrawals from the Mortgage Pool. The Participant, in its sole discretion, may require the Mortgage Originator to withdraw from the Mortgage Pool, in accordance with Paragraph 2(b) above, (i) any Mortgage Loan that becomes more than 30 days delinquent or which has been in the Mortgage Pool for a period of more than 90 days and (ii) any other Mortgage Loan.

         5. Applications of Unscheduled Payments and Takeout Proceeds. If a Mortgage Loan is foreclosed upon or is otherwise liquidated or if the Mortgage Loan is withdrawn from a Mortgage Pool to be sold to a takeout investor, the related Participation shall be repaid in full, together with any accrued interest thereon, from the proceeds of such liquidation, foreclosure or takeout sale prior to the payment of any amount to the Mortgage Originator with respect to such Mortgage Loan.

         6. Servicing. In consideration of the Participant's agreement to purchase Participations from the Mortgage Originator, the Mortgage Originator hereby agrees to act as the servicer of the Mortgage Loans in each Mortgage Pool. So long as any indebtedness remains outstanding on any of the Mortgage Loans, the Mortgage Originator shall service such Mortgage Loans until all payments due with respect to the related Participation are paid in full, and to that end will, by way of illustration only and without limitation:

                  (a) Proceed with reasonable diligence to collect all payments on the Mortgage Loam as and when they shall become due and payable, exercising the same standard of care and using the same methods that the Mortgage Originator would use in servicing mortgage loans held in its portfolio or, if higher, the standard of care and methods used in the mortgage loan servicing industry for the servicing of loans held by others;

                  (b) At the direction of the Participant, remit to the Participant on or before the tenth day of each month (i) the Participant's pro rata share of the amount of principal collected on each of the outstanding Mortgage Loans during the previous month and
         (ii) accrued interest on the outstanding Participation Principal Balance for each Participation as set forth in Paragraph 1 above; provided, however, that if any collections on a Mortgage Loan are due to foreclosure or other liquidation of the Mortgage Loan, then such collections shall be applied in accordance with Paragraph 5 above;


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                  (c)      Cause the related mortgagor to maintain hazard
         insurance policies, including but not limited to policies of flood insurance if required, covering the mortgaged premises in an amount at least equal to the outstanding mortgage balance;

                  (d) Keep records pertaining to each mortgage note and the collections thereon and permit the Participant to examine these and other records pertaining to each of the Mortgage Loans at such times as the Participant may elect during the Mortgage Originator's business hours; and

                  (e) Cause the taxes on the mortgaged premises securing each Mortgage Loan to be examined annually and report any delinquent taxes to the Participant.

         7. Servicing Compensation. The Mortgage Originator shall be entitled to retain, as its sole compensation for servicing the Mortgage Loans subject to Participations hereunder, all late charges payable and collected under the terms of the Mortgage Loans. The Mortgage Originator shall not be entitled to any additional fees for the performance of its duties as servicer of any Mortgage Loan.

         8. Representations and Warranties with Respect to Mortgage Loans. The Mortgage Originator represents and warrants to the Participant as to each Mortgage Loan as of the date of addition of such Mortgage Loan to a Mortgage Pool that:

                  (a) proceeds equal to the note amount have been disbursed to or for the account of the mortgagor;

                  (b) it holds a mortgagee title insurance policy or a valid first or second lien letter, as the case may be, from a title insurance company acceptable to Participants with an insured closing letter from the underwriter, showing the related mortgage to be a first or second mortgage lien, as the case may be, on the mortgaged premises subject only to such easements, restrictions, title irregularities and similar matters which do not have any adverse effect on the ownership, appraised value or use of the mortgaged premises;

                  (c) the note and mortgage are genuine instruments binding and enforceable against the mortgagor and subject to no defenses of any kind or nature;

                  (d) there are no defaults existing under the note or mortgage;

                  (e) the mortgage has been duly recorded or has been forwarded to the proper governmental office (and is in the proper form and accompanied by appropriate fees) for recording;

                  (f) the principal balance remaining unpaid is the amount shown on the Mortgage Loan Schedule attached to the related Participation Certificate;



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                  (g)      it holds a policy of insurance covering the mortgaged
         premises insuring against loss or damage by fire and other hazards not less extensive than extended coverage insurance, with an appropriate mortgagee loss payable endorsement in favor of the Mortgage Originator and its assigns as mortgagee;

                  (h) at the time of closing each Mortgage Loan there was compliance by the relevant parties with all of the applicable provisions of applicable federal and state law and regulations;

                  (i) all information provided to the Participant with respect to each Mortgage Loan is true, complete and accurate in all material respects and no person or entity involved in the origination or servicing of the Mortgage Loan has made any false representation or has failed to provide information that is true, complete and accurate in connection with such transaction;

                  j) the mortgage or deed of trust securing the Mortgage Loan is a valid, existing and enforceable first or second lien on the mortgaged property, as the case may be;

                  (k) the Mortgage Originator has no knowledge of any circumstances or condition with respect to the Mortgage Loan or the related mortgagor's credit standing that can reasonably be expected to cause the Mortgage Loan to become an unacceptable investment or delinquent or to adversely affect the value of any Participation;

                  (l) the Mortgage Originator is the sole owner and holder of the Mortgage Loan, the Mortgage Originator has not assigned or pledged the Mortgage Loan to secure any obligation other than the related Participation and the Mortgage Originator has good and marketable title to the Mortgage Loan;

                  (m) the Mortgage Loan is subject to a contractual arrangement between the Mortgage Originator and a takeout investor, the arrangement and takeout investor both being acceptable to the Participant (including an agency of the United States government, a seller-servicer approved by an agency of the United States government or any other institutional investor) pursuant to which such purchaser agrees to purchase such Mortgage Loan or guarantee another party's purchase of the Mortgage Loan (a "Takeout Commitment").

                  (n) the Mortgage Loan has been underwritten in accordance with standard underwriting requirements as specified by the Participant or the related takeout investor, whichever are more stringent; and

                  (o) the Mortgage Loan complies with all requirements set forth in the Participant's seller-servicer guide as amended from time to time.



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         9.       Further Assurances. The Mortgage Originator agrees to make such further representations and warranties with respect to each Mortgage Loan and to take such actions in connection with each Mortgage Loan (including the reaffirmation of the representations and warranties contained herein) as the Participant may require from time to time in connection with the financing of the Participations.

         10. Delivery of Documents. Simultaneously with the purchase of any Participation or the delivery of any Mortgage Pool Addition Certificate, the Mortgage Originator shall deliver to the Participant, with respect to each Mortgage Loan which is to become a part of or be added to the related Mortgage Pool, the following documents:

                  (a) The original, fully executed mortgage note for such Mortgage Loan, endorsed in blank without recourse, which note is hereby pledged to the Participant to secure the performance of all of the Mortgage Originator's obligations to the Participant incurred hereunder. The Participant will from time to time, at the request of the Mortgage Originator and in accordance with Paragraph 2(b), return to the Mortgage Originator such notes as have been paid by the mortgagor or are otherwise needed by the Mortgage Originator to facilitate the servicing of the Mortgage Loans.

                  (b) The mortgage or deed of trust with respect to such Mortgage Loan, with evidence of recording thereon, or, if such document has not been returned by the applicable recording office, a certified true and complete copy of such document.

                  (c) An assignment of mortgage in recordable form of the individual mortgage or deed of trust which secures the Mortgage Loan. Assignments delivered under this Agreement may be recorded by the Participant at any time in the sole discretion of the Participant.

                  (d) A copy of the Takeout Commitment relating to such Mortgage Loan, which Takeout commitment is hereby assigned to the Participant.

         11. Events The Mortgage Originator shall be in default upon the occurrence of any one or more of the following events (each, an "Event of Default"):

                  (a) The Mortgage Originator shall fail to remit to the Participant any principal or interest on a Participation as such amounts become due and payable under the terms of this Agreement;

                  (b) The Mortgage Originator shall default in the performance of any other agreement herein contained and such default continues for thirty (30) days after written notice thereof shall be given the Mortgage Originator by the Participant; or



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                  (c)      The Mortgage Originator shall become insolvent,
         bankrupt or make an assignment for the benefit of its creditors, or a receiver or trustee is appointed for the Mortgage Originator, or if bankruptcy, reorganization or liquidation proceedings are instituted by or against the Mortgage Originator.

         12. Remedies. Upon the occurrence of an Event of Default by the Mortgage Originator:

                  (a) The Participant's commitment to increase the Participation Principal Balance for any Participation in connection with the addition of a Mortgage Loan to the related Mortgage Pool under this Agreement shall cease to be in effect.

                  (b) The Participant shall take record title to each Mortgage Loan, may endorse the notes in its favor, may record the assignments of mortgage and shall have the right to service each of the Mortgage Loans. For such purposes, the Mortgage Originator agrees that upon demand by the Participant, it will turn over to the Participant all of its records pertaining to the Mortgage Loans and all documents pertaining thereto, including, but not limited to, title insurance policies, hazard insurance policies, mortgages, surveys and related papers. In addition, the Mortgage Originator hereby grants full power and authority to the Participant, acting in its name alone, or in its name as attorney-in-fact for the Mortgage Originator, to do and perform any and all of the undertakings of the Mortgage Originator hereunder, and in addition hereto, the power and authority to demand, collect, sue for all monies due or to become due on any of the Mortgage Loans, to foreclose any of the Mortgage Loans by exercise of the power of sale or by court action, and to exercise any and all other powers and rights that the Mortgage Originator may now have or hereafter acquire with respect to any of the Mortgage Loans. This power is declared to be coupled with an interest and is irrevocable so long as the Participant shall have any interest in a Participation hereunder.

                  (c) The Participant shall be entitled, at the Participant's option, to require the Mortgage Originator to repurchase the Participation Certificate relating to any Participation at an amount equal to the related Participation Principal Balance as of the date of repurchase plus (i) any accrued and unpaid interest on such Participation Principal Balance, (ii) any accrued and unpaid fees owed to the Participant and (iii) any out-of-pocket expenses paid by the Participant for which the Participant is entitled to be reimbursed under the terms of this Agreement.

         13. Guaranty and Security. The Mortgage Originator's obligations hereunder shall be guarantied and secured in a manner satisfactory to the Participant.

         14. Servicing by Participant . When the Participant is servicing the Mortgage Loans or exercising the power and authority granted by Paragraph 13 above, it shall be entitled to receive the late charges referred to in Paragraph 7 above.



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         15.      Fees and Expenses. Upon the addition of a Mortgage Loan to, or the removal of a Mortgage Loan from, any Mortgage Pool, the Mortgage Originator shall pay to the Participant the fees and expenses set forth in the Terms Addendum.

         16. Governing Law. THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED AND ENFORCED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK WITHOUT GIVING EFFECT TO THE CONFLICT OF LAW PRINCIPLES THEREOF.

         17. Entire Agreement Severability. This Agreement shall supersede any existing agreement and shall constitute the entire agreement between the parties relating to the subject matter hereof Each provision and agreement herein shall be treated as separate and independent from any other provision or agreement herein and shall be enforceable notwithstanding the unenforceability of any such other provision or agreement.

         18. Notices and Other Communications. Any and all notices, statements, demands or other communications hereunder may be given by a party to the other by mail, facsimile, telegraph, messenger or otherwise to the address listed below, or such other address as may be specified in a notice of change of address hereafter received by the other:

         MORTGAGE ORIGINATOR:     Credit Depot Corporation
                                  700 Wachovia Center
                                  Gainesville, GA 30501
                                  Attention: Gerald F. Sullivan
                                  Telephone: (770) 531-9927
                                  Facsimile: (770) 531-0228

         PARTICIPANT:             PINNACLE MORTGAGE ACCEPTANCE CORPORATION
                                  9333 North 90th Street, Suite 200
                                  Scottsdale, Arizona 85258
                                  Attention: John M. Cornely
                                  Telephone: (602) 614-9410
                                  Facsimile: (602) 614-9925:



All notices, demands and requests hereunder may be made orally, to be confirmed promptly in writing, or by other communication as specified in the preceding sentence.

          19. Waiver Amendment. No express or implied waiver of any Event of Default by either party shall constitute a waiver of any other Event of Default and no exercise of any remedy hereunder by any party shall constitute a waiver of its right to exercise any other remedy hereunder. No modification or waiver of any provision of this Agreement and no consent by any



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party to a departure herefrom shall be effective unless in writing and duly executed by both of the parties hereto.

         20. Termination of Agreement. If this Agreement has not otherwise terminated pursuant to its terms prior to the date which is one year from the date hereof,. or any anniversary of such date, then this Agreement shall automatically be renewed for an additional year unless the Mortgage Originator or the Participant has delivered notice to the contrary to the other party at least 60 days prior to such date; provided, however, that the Agreement shall not be terminated until the Participant has received all amounts due with respect to all Participations. Notwithstanding the foregoing, if the Mortgage Originator delivers notice of termination of this Agreement to the Participant, the Mortgage Originator shall not be entitled to add any Mortgage Loans to a Mortgage Pool after the date of termination specified in such notice.

         IN WITNESS WHEREOF, the parties hereto have caused this Participation Agreement to be duly executed by their authorized officers the day and year first above written.


                                    CREDIT DEPOT CORPORATION,
                                    as Mortgage Originator



                                    By: /s/ Gerald F. Sullivan
                                        --------------------------------------
                                    Its: President
                                        --------------------------------------

                                    PINNACLE MORTGAGE ACCEPTANCE CORPORATION as Participant



                                    By: /s/ John Cornely
                                        --------------------------------------

                                    Its: EVP
                                        --------------------------------------







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